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                                                                   Exhibit 99.2N


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus to the Registration Statement on Form N-2 (the "Registration Statement") of our report dated June 5, 2000, relating to the financial statements and financial highlights appearing in the April 30, 2000, Annual Report to Shareholders of Salomon Brothers High Income Fund II Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" and "Experts" in the Prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New  York, 10036
July 28, 2000